                                                                    EXHIBIT 99.4

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
----------------------------------x

In re:                                       Chapter 11 Case Nos.

GLOBAL CROSSING LTD., et al,                 02-40187 (REG) through
                                             02-40241 (REG); 02-14268 (REG)
                                             through 02-14290 (REG);
                                             02-11982 (REG); 02-13765 (REG)

                                             (Jointly Administered)
                Debtors.
----------------------------------x

                         MONTHLY OPERATING STATEMENT FOR
             THE PERIOD FROM SEPTEMBER 1, 2002 TO SEPTEMBER 30, 2002

    DEBTORS' ADDRESS:    GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN THE
                         SUPREME COURT OF BERMUDA)
                         WES SEX HOUSE
                         45 REID STREET
                         HAMILTON HM 12, BERMUDA

                         MONTHLY DISBURSEMENTS MADE BY GLOBAL CROSSING LTD.
                         (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF BERMUDA) AND ITS DEBTOR
                         SUBSIDIARIES (IN MILLIONS):                     $  209

    DEBTORS' ATTORNEYS:       WEIL, GOTSHAL & MANGES LLP
                              767 FIFTH AVENUE
                              NEW YORK, NY 10153

                         CONSOLIDATED MONTHLY OPERATING
                         LOSS (IN MILLIONS):                             $ (157)

REPORT PREPARER:         GLOBAL CROSSING LTD., DEBTOR IN POSSESSION (IN
                         PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF
                         BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

          The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

                                                    /s/ Dan J. Cohrs
                                                    ----------------------------
                                                                    Dan J. Cohrs
                                                    Executive Vice-President and
                                                         Chief Financial Officer

Indicate if this is an amended statement by checking here

                                                AMENDED STATEMENT ______

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                             PAGE
                                                                                                             ----
Financial Statements as of and for the Month Ended September 30, 2002:

   Consolidated Balance Sheet.................................................................................  1

   Consolidated Statement of Operations.......................................................................  2

   Consolidated Statement of Cash Flows.......................................................................  3

   Notes to Consolidated Financial Statements.................................................................  4

Schedules:
   Schedule 1: Consolidating Balance Sheet as of September 30, 2002........................................... 16

   Schedule 2: Consolidating Statement of Operations for the Month Ended September 30, 2002................... 17

   Schedule 3: Schedule of Cash Disbursements and Receipts for the Four Weeks ended September 30, 2002........ 18

   Schedule 4: Total Disbursements by Filed Legal Entity for the Month Ended September 30, 2002............... 19

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                           CONSOLIDATED BALANCE SHEET*
                               SEPTEMBER 30, 2002
                              (UNAUDITED) (NOTE 1)

              (in millions, except share and per share information)

ASSETS:
Cash and cash equivalents ................................................................   $        557
Restricted cash and cash equivalents .....................................................            339
Accounts receivable, net .................................................................            609
Other assets and prepaid costs ...........................................................            248
                                                                                             ------------
   Total current assets ..................................................................          1,753
Property and equipment, net ..............................................................         12,082
Investments in and advances to/from affiliates, net ......................................            462
Other assets .............................................................................            162
Net assets of discontinued operations ....................................................            416
                                                                                             ------------
   Total assets...........................................................................   $     14,875
                                                                                             ============

LIABILITIES:
Liabilities not subject to compromise
   Accounts payable ......................................................................   $        229
   Accrued construction costs ............................................................            217
   Accrued cost of access ................................................................            165
   Accrued interest and dividends ........................................................             36
   Current portion of deferred revenue ...................................................            382
   Current portion of long-term debt .....................................................             75
   Current portion of obligations under capital leases ...................................             16
   Other current liabilities .............................................................            544
                                                                                             ------------
   Total current liabilities .............................................................          1,664
   Long-term debt ........................................................................          1,206
   Obligations under capital leases ......................................................             78
   Deferred revenue ......................................................................          2,729
   Other deferred liabilities ............................................................            345
                                                                                             ------------
   Total liabilities not subject to compromise ...........................................          6,022
                                                                                             ------------
Liabilities subject to compromise
   Accounts payable ......................................................................            144
   Accrued construction costs ............................................................            239
   Accrued cost of access ................................................................            297
   Accrued interest and dividends ........................................................            194
   Other liabilities .....................................................................            432
   Debt obligations ......................................................................          6,634
   Obligations under capital leases ......................................................             48
                                                                                             ------------
   Total liabilities subject to compromise** .............................................          7,988
                                                                                             ------------
   Total liabilities .....................................................................         14,010
                                                                                             ------------

MINORITY INTEREST ........................................................................            549
                                                                                             ------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED
 STOCK ...................................................................................          3,269
                                                                                             ------------
SHAREHOLDERS' EQUITY:
      Common stock, 3,000,000,000 shares authorized, par value $.01 per share,
       909,572,887 shares issued as of September 30, 2002 ................................              9
      Treasury stock, 22,033,758 shares ..................................................           (209)
      Additional paid-in capital and other shareholders' equity ..........................         13,425
      Accumulated deficit ................................................................        (16,178)
                                                                                             ------------
                                                                                                   (2,953)
                                                                                             ------------
         Total liabilities and shareholders' equity ......................................   $     14,875
                                                                                             ============

* The accompanying notes are an integral part of this financial statement. The above financial statement includes the financial position of Asia Global Crossing Ltd. and all of its subsidiaries.

** Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF OPERATIONS*
                     FOR THE MONTH ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

              (In millions, except share and per share information)

REVENUES .................................................................................   $        254
OPERATING EXPENSES:
      Cost of access and maintenance .....................................................            189
      Other operating expenses ...........................................................             71
      Depreciation and amortization ......................................................            105
                                                                                             ------------
                                                                                                      365
                                                                                             ------------
OPERATING LOSS ...........................................................................           (1ll)
OTHER INCOME (EXPENSE):
      Minority interest ..................................................................             11
      Interest expense ...................................................................             (8)
      Other income, net ..................................................................              2
                                                                                             ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE REORGANIZATION ITEMS .............................................................           (106)
REORGANIZATION ITEMS:
      Professional fees ..................................................................            (10)
      Restructuring costs ................................................................            (38)
      Retention plan costs ...............................................................             (8)
      Interest income, net ...............................................................              2
                                                                                             ------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES ........................................................................           (160)
      Benefit for income taxes ...........................................................             --
                                                                                             ------------
LOSS FROM CONTINUING OPERATIONS ..........................................................           (160)
      Income from discontinued operations ................................................              3
                                                                                             ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS ...............................................   $       (157)
                                                                                             ============

LOSS PER COMMON SHARE, basic and diluted:
      Loss from continuing operations applicable to common
       Shareholders ......................................................................   $      (0.17)
                                                                                             ============
      Income from discontinued operations, net ...........................................   $       0.00
                                                                                             ============
      Loss applicable to common shareholders .............................................   $      (0.17)
                                                                                             ============
      Shares used in computing basic and diluted loss per share ..........................    908,926,486
                                                                                             ============

* The accompanying notes are an integral part of this financial statement. The above financial statement includes the operating results of Asia Global Crossing Ltd. and all of its subsidiaries.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF CASH FLOWS*
                     FOR THE MONTH ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                  (in millions)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss ...............................................................................   $       (157)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Income from discontinued operations ..................................................             (3)
    Depreciation and amortization ........................................................            105
    Provision for doubtful accounts ......................................................             12
    Minority interest in net losses of consolidated subsidiaries .........................            (11)
    Changes in operating assets and liabilities ..........................................             36
                                                                                             ------------
      Net cash (used in) operating activities ............................................            (18)
                                                                                             ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment ..................................................            (42)
    Change in restricted cash and cash equivalents .......................................              5
                                                                                             ------------
      Net cash provided by investing activities ..........................................            (37)
                                                                                             ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of PCL debt obligations ....................................................             (8)
                                                                                             ------------
      Net cash (used in) financing activities ............................................             (8)
                                                                                             ------------
CASH PROVIDED BY DISCONTINUED OPERATIONS .................................................              6
                                                                                             ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS ................................................            (57)
CASH AND CASH EQUIVALENTS, beginning of period ...........................................            614
                                                                                             ------------
CASH AND CASH EQUIVALENTS, end of period .................................................   $        557
                                                                                             ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for Reorganization Items:
    Cash paid for professional fees ......................................................   $         (9)
    Cash paid for restructuring items ....................................................            (10)
    Cash paid for retention payments .....................................................             --
                                                                                             ------------
                                                                                                      (19)
                                                                                             ============

* The accompanying notes are an integral part of this financial statement. The above financial statement includes the cash flow for Asia Global Crossing Ltd. and all of its subsidiaries. Included in AGC's cash flow for the period is $1 of purchases of property and equipment.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

1.  BACKGROUND AND ORGANIZATION

Background-

     Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda ("GCL" and, together with its consolidated subsidiaries, the "Company") provides telecommunications solutions over the world's first integrated global Internet Protocol ("IP") based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world's largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas, Europe, and Asia/Pacific regions.

Bankruptcy Filing -

     On January 28, 2002 (the "Commencement Date"), GCL and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 0240187(REG) through 02-40241 (REG)).

     On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court") (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators ("JPLs") in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Bermuda Court.

     On April 24, 2002 (the "filing date"), GT U.K. Ltd ("GT U.K."), a subsidiary of GCL, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-11982 (REG)). GT U.K. will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date.

     On August 4, 2002, SAC Peru S.R.L. ("SAC Peru"), a subsidiary of GCL, filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-13765 (REG)). SAC Peru will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date.

     On August 30, 2002, an additional 23 subsidiaries of GCL filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 02-14268 (REG) through 02-14290 (REG)) in order to coordinate the restructuring of those companies with the restructuring of the existing debtors. These subsidiaries will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date. Furthermore, certain of these subsidiaries commenced insolvency proceedings in the Bermuda Court (Case Nos. 2002:326 through 2002:329) on September 4, 2002. As noted above, the continuation and reorganization of such entities will be overseen by JPL' s appointed by the Bermuda Court.

     Certain of the subsidiaries of GCL are not Debtors in these Chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as "debtors in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     See Note 4, The Debtors, for a complete list of Debtor entities.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In provisional liquidation in the supreme court of bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as 'liabilities subject to compromise'. Additional 'liabilities subject to compromise' may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors' assets ("Secured Claims") also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors that are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act. The Debtors currently estimate that the total claims that will be restructured in their chapter 11 cases are approximately $7,988, compared to $8,048 at August 31, 2002. The Company will continue to evaluate the amount and classification of its pre petition liabilities through the remainder of its chapter 11 cases. As a result, 'liabilities subject to compromise' is subject to change. Claims classified as 'liabilities subject to compromise' represent secured as well as unsecured claims and are identified as Class A through Class G claims in the Company's disclosure statement (see Plan of Reorganization below). On September 16, 2002, the Bankruptcy Court approved settlement agreements with several of the Company's most significant vendor creditors. Those settlements resolve claims against debtor as well as non-debtor entities and total several hundred millions of dollars which are presently included in "liabilities subject to compromise" for certain debtor entities and "liabilities not subject to compromise" for certain non-debtor entities.

Plan of Reorganization-

     On September 16, 2002, the Company filed a chapter 11 plan of reorganization (the "Plan") and accompanying disclosure statement (the "Disclosure Statement") with the Bankruptcy Court. The proposed Plan implements the terms of the Purchase Agreement, dated as of August 9, 2002 (the "Purchase Agreement"), among the Company, Hutchison Telecommunications Limited ("Hutchison"), and Singapore Technologies Telemedia Pte Ltd ("ST Telemedia"). Under the Purchase Agreement Hutchison and ST Telemedia will invest a total of $250 for a 61.5 percent majority interest in a newly formed company upon the Company's emergence from bankruptcy. Under the Plan, the newly formed company will own the Company's operating businesses and assets. The terms of the Purchase Agreement also provide that the Company's banks and creditors will receive 38.5 percent of the common equity in the newly constituted company, approximately $317 in cash, and $200 of new debt in the form of senior secured notes. The Purchase Agreement provides for certain terms and conditions, including complying with specific financial covenants to be met through December 31, 2002, and obtaining regulatory approval. The agreement also contains standard representations, warranties, and covenants and contemplates that the Company will retain its non-core businesses. A copy of the Purchase Agreement is on file with the Bankruptcy Court and is attached to the Plan as Exhibit E. Reference is made to the Purchase Agreement for a more complete description of its terms and conditions.

     The proposed Plan also implements an agreement in principle as to the allocation of the cash, new debt, and common equity provided under the Purchase Agreement among the Company's prepetition creditor constituencies. Existing common equity and preferred shareholders of the Company will not participate in the new capital structure. Reference is made to the Plan and Disclosure Statement for a complete description of such allocations. On October 21, 2002, the Bankruptcy Court approved the Disclosure Statement and related solicitation procedures. On October 28, 2002, the Company commenced solicitation of acceptances and rejections of the Plan. The Bankruptcy Court also has scheduled a hearing on December 4, 2002, to consider confirmation of the Plan.

Schemes of Arrangement in Bermuda

On October 24, 2002, GCL and each of the other Bermuda subsidiaries that have commenced insolvency proceedings in the Bermuda Court (the "Bermuda Debtors") were granted approval by the Bermuda Court to hold meetings of their creditors for the purpose of considering and voting upon schemes of arrangement (the "Schemes"). A Scheme is a compromise or arrangement between a company and some or all of its creditors. The meetings to consider and vote upon each of the Schemes will be held in Bermuda on November 25, 2002. The Schemes and a corresponding explanatory statement have been sent to all of the creditors of the Bermuda Debtors who are entitled to attend the meetings and vote on the Schemes. If the Schemes are approved by the requisite majorities of creditors (in excess of three quarters in value and a majority in number in each class) and are sanctioned by the Bermuda Court then creditors of the Bermuda Debtors will receive a distribution under the Schemes on the same terms as

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

proposed in the Plan. Reference is made to the Schemes and the corresponding explanatory statement filed with the Bermuda Court for a more complete description of their terms and conditions.

Appointment of Examiner-

     The Debtors, the Creditors' Committee and the United States Trustee have agreed to the appointment of an examiner in the chapter 11 cases. The parties contemplate the examiner's role to be limited to addressing the financial statements of Global Crossing Ltd. and companies within its control, including
(i) issuing an audit opinion on financial statements for the year ending December 31, 2001; (ii) issuing an audit opinion on restated financial statements for earlier periods if restatement is necessary and (iii) issuing a report regarding its findings. The Debtors are currently reviewing the anticipated role of the examiner with the Securities and Exchange Commission and the United States Trustee and expect the order appointing the examiner to be entered shortly.

Recent Events and Investigations-

     On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP ("Andersen"), the Company's independent public accountants, has previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company's financial statements for the year ended December 31, 2001 contained in the Form 10-K report until the completion of an investigation by a special committee of the Company's board of directors into allegations regarding the Company's accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company's accounting for purchases and sales of fiber optic capacity and services with its carrier customers ("concurrent transactions") has not complied with Generally Accepted Accounting Principles ("GAAP").

     During June 2002, Andersen informed the Company and the audit committee of its board of directors that Andersen's conviction of obstruction of justice would effectively end the firm's audit practice and as a result Andersen expected that it would cease practicing before the Securities and Exchange Commission ("SEC") by August 31, 2002. Andersen has ceased such practice and, as a result, Andersen is unable to perform the audit and provide an audit report with respect to the Company's financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen's audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. The Company's Board of Directors is currently seeking to retain a new independent public accounting firm (which is expected to serve in the role of examiner described above). The Company will file its Annual Report on Form 10-K for the year ended December 31, 2001, as soon as practicable. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

     The Los Angeles office of the SEC is inquiring into the Company's concurrent transactions, as well as various accounting and disclosure issues relating to such transactions. The U.S. Attorney's Office for the Central District of California also has been investigating these matters. The Company has produced and is continuing to produce documents to the SEC and the U.S. Attorney in connection with these inquiries. The SEC also has deposed a number of current or former Company directors, officers and employees and the Company's outside counsel, which rendered legal advice in connection with certain issues relating to the concurrent transactions. Several additional depositions of current and former directors, officers and employees of the Company are scheduled for November and December 2002. The FBI, on behalf of the U.S. Attorney, also has interviewed or asked to interview former Company officers and employees. The Company has been, and continues to be, engaged in discussions with the SEC staff conducting the inquiry regarding the possibility of a settlement thereof.

     On October 21, 2002, the Company announced that it will restate certain financial statements contained in filings previously made with the SEC. The Company's restatements will record exchanges between carriers of leases of telecommunications capacity at historical carryover basis, pursuant to Accounting Principles Bulletin No. 29 ("APB No. 29"), resulting in no recognition of revenue for such exchanges. The Company had previously relied on guidance provided by Arthur Andersen, its independent

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

accounting firm during the periods subject to restatement, and on an Arthur Andersen-authored industry white paper that set forth principles for accounting for sales and exchanges of telecommunications capacity and services. The SEC staff, however, has advised the Company that its previous accounting for these exchanges did not comply with GAAP, and that financial statements materially affected by accounting for the exchange transactions at historical carryover basis must be restated. Arthur Andersen has notified the Company that it does not agree with the interpretation of APB No. 29 that requires the restatement.

     The Company has also determined that, for exchanges that involve service contracts, it will continue to record revenue over the lives of the relevant contracts at fair values under APB No. 29, but that its balance sheet will not reflect the entire value of the contracts received or given in the exchanges. Accordingly, the revenue contributed by previous exchanges involving service contracts will not be restated, but the fair values of these exchanges involving services will be removed from the balance sheets previously filed. The SEC staff does not object to the Company's conclusions regarding this new treatment of exchanges involving service contracts.

     Although the detailed application of the accounting for exchanges of capacity and services is not complete, the Company estimates that the impact of recording all such transactions at carrying value rather than fair value would be to reduce revenue by $7, and depreciation expense by $2 for the month ended September 30, 2002. In addition, the change from fair value to carrying value for these transactions would reduce Total Assets as well as Total Liabilities and Shareholders' Equity by approximately $1,200 as of September 30, 2002.

     The Company estimated that the restatement of financial statements for the nine months ended September 30, 2001, contained in its Quarterly Report on Form 10-Q, would reduce previously reported revenue of $2,437 by approximately $19, and would increase the net loss of $4,772 by approximately $13. Total Assets and Total Liabilities and Shareholders' Equity of $25,511 would each be reduced by approximately $1,200, and each of Net Cash Provided by Operating Activities and Net Cash Used in Investing Activities would be reduced by approximately $770, resulting in no change in net cash flow.

     The Company has not yet filed its results for the full year 2001 and expects to utilize the accounting treatment described above for exchanges of telecommunications capacity and service contracts as it prepares that filing, and as it reports results in the future.

     With respect to financial statements filed for relevant periods in the year 2000, the net cash flow would not be affected by the revised accounting treatment and the Company believes that the effects on the income statements and balance sheets would be immaterial. The revised accounting treatment of transactions that occurred in 2000 would, however, have material effects on Net Cash Provided by Operating Activities and Cash Used in Investing Activities, each of which would be reduced by approximately $230. The Company intends to work with its new independent accountants, once they are appointed, to develop the details of restatements required for periods in 2000.

     The Company has also provided documents to the Denver office of the Commission in connection with an inquiry that, the Company understands, is focused on Qwest Communications International, Inc., with which the Company entered into several concurrent transactions during 2000 and 2001. The Denver office also has deposed a number of current or former Company employees regarding these matters.

     The Department of Labor ("DOL") is conducting an investigation related to the administration of the Company's benefit plans. The Company has produced documents to the DOL and a number of the Company's current and former officers and employees have been interviewed by the DOL's staff.

     The staff of the Subcommittee on Oversight and Investigations of the House of Representatives Energy and Commerce Committee has been investigating the matters described above. In connection with that investigation, the Company has produced documents and the staff has interviewed current and former officers and employees of the Company. The Subcommittee held hearings on September 24, 2002, and October 1, 2002, regarding the matters described above. The House of Representatives Financial Services Committee has requested that the Company produce documents on matters relating to corporate governance and the transaction with Hutchison and ST Telemedia, and the Company has responded, and is responding, to those requests. In addition, in connection with his investigation of Salomon Smith Barney, the Attorney General of the State of New York has served three subpoenas for documents on the Company, to which the Company has responded and is responding by producing the requested documents.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     In its Quarterly Report on Form 10-Q for the three months ended September 30, 2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company's remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

     The financial statements included within this document reflect the write-off of all of the Company's goodwill and other identifiable intangible assets. The Company has recently prepared its revised financial plan for 2003 through 2006, including the related cash flow forecast. The Company is currently in the process of evaluating this data to determine the potential impairment of its long lived assets. As a result of the foregoing, the Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets", and the financial statements included herein do not reflect any write down of its tangible asset value. However, in light of the transaction with Hutchison and ST Telemedia described above, see Note 1: Background and Organization - Plan of Reorganization, and the bankruptcy filing of Pacific Crossing Ltd. ("PCL"), see
Note 8: Asia Global Crossing, the Company has determined that it will significantly write down the current carrying value of its tangible assets. The Company is in the process of completing its detailed assessment of the remaining asset value and the appropriate allocation thereof among entities and asset categories, but currently estimates the net write down will be at least $10,000. In connection with the write down described above, the Company will also write-down the carrying value of AGC's interest in Hutchison Global Crossing ("HGC") by $450, which represents the difference between the proceeds received and the carrying value of AGC's interest in HGC at the point of sale. AGC sold its interest in HGC on April 30, 2002, as disclosed in the Company's Monthly Operating Statement for the Period from May 1, 2002 to May 31, 2002. The $450 is reflected in the value of the Company's tangible assets included in the accompanying consolidated balance sheet, as well as the consolidating balance sheet included in Schedule 1.

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2.  BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements as of and for the month ended September 30, 2002, include the accounts of GCL and its consolidated subsidiaries, including AGC. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Subject to the matters described in this Note 2 as well as Notes 1, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board No. 30,

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

"Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Subject to the matters described in Notes 1, 2, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized as follows:

a) Principles of Consolidation

     These unaudited consolidated financial statements include the accounts of GCL, its wholly owned subsidiaries and AGC, a majority owned subsidiary. All significant intercompany transactions have been eliminated.

b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     The Company's operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations, described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations.

c) Revenue Recognition

         SERVICES

     Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

         OPERATING LEASES

     The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

         SALES-TYPE LEASE

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Revenue from Capacity Purchase Agreements ("CPAs") that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

     Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS 66") to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 was recognized over the terms of the contracts, as services. In addition, no CPAs qualified as sale-type leases during the current period.

d) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

     The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at September 30, 2002 were $345, including $6 classified as long-term and included in other assets in the accompanying consolidated balance sheet. In addition, the amount includes restricted funds at Asia Global Crossing of $13.

e) Property and Equipment, net

     Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment's completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

     Buildings.................................................... 10-40 years
     Leasehold improvements.......................................  2-25 years
     Furniture, fixtures and equipment............................  2-30 years
     Transmission equipment.......................................  7-25 years

f) Income Taxes

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

g) Effect of Foreign Currencies

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are reflected in the accompanying unaudited consolidated balance sheet.

h) Non-Monetary Transactions

     The Company may exchange capacity with other capacity or service providers. These transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29. "Accounting for Nonmonetary Transactions" (see Note 1).

i) Reorganization Items

     In the accompanying unaudited Statement of Operations the Company has classified restructuring costs, retention plans, professional fees, and interest income as reorganization items based upon the provisions of SOP 90-7.

j) Deferred Revenue

     Based upon Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as 'liabilities not subject to compromise' on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become 'liabilities subject to compromise'.

4.  THE DEBTORS

     The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 79 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present the results of operations and financial position of the Debtors.

Name                                                                                 Case Number
------------------------------------------------------------------                   -------------
GT U.K. Ltd.                                                                         02-11982(REG)
SAC Peru S.R.L.                                                                      02-13765(REG)
GC Pan European Crossing UK Limited                                                  02-14268(REG)
Global Crossing Network Center (UK) Ltd                                              02-14269(REG)
South American Crossing Ltd. (Bermuda)**                                             02-14270(REG)
GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag                      02-14271(REG)
GC Pan European Crossing Nederland B.V.                                              02-14272(REG)
GC UK Holding Limited                                                                02-14273(REG)
Global Crossing Conferencing Limited (UK)                                            02-14274(REG)
Global Crossing Intellectual Property, Ltd. (Bermuda)**                              02-14275(REG)
Global Crossing Intermediate UK Holdings Limited                                     02-14276(REG)
Global Crossing Ireland Limited                                                      02-14277(REG)
Global Crossing Services Europe Limited                                              02-14278(REG)
Global Crossing Services Ireland Limited                                             02-14279(REG)
Global Crossing Venezuela B.V.                                                       02-14280(REG)
IXnet UK Limited                                                                     02-14281(REG)
Mid-Atlantic Crossing Holdings UK Ltd                                                02-14282(REG)
PAC Panama Ltd. (Bermuda)**                                                          02-14283(REG)
GT Netherlands B.V.                                                                  02-14284(REG)

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Global Crossing IXnet EMEA Holdings Limited                                          02-14285(REG)
Global Crossing Portfolio Holdings Ltd. (Bermuda)**                                  02-14286(REG)
GC SAC Argentina S.R.L.                                                              02-14287(REG)
SAC Brasil Ltda.                                                                     02-14288(REG)
SAC Colombia Ltda.                                                                   02-14289(REG)
Global Crossing Europe Limited                                                       02-14290(REG)
Global Crossing North America, Inc. (NY)(Frontier)                                   02-40187(REG)
Global Crossing Ltd. (Bermuda)**                                                     02-40188(REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**                                          02-40189(REG)
Atlantic Crossing Ltd. (Bermuda)**                                                   02-40190(REG)
Atlantic Crossing II Ltd. (Bermuda)**                                                02-40191(REG)
Global Crossing Holdings Ltd. (Bermuda)**                                            02-40192(REG)
Global Crossing International Ltd. (Bermuda)**                                       02-40193(REG)
Global Crossing Network Center Ltd. (Bermuda)**                                      02-40194(REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                      02-40195(REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**                                               02-40196(REG)
Pan American Crossing Holdings Ltd. (Bermuda)**                                      02-40197(REG)
Pan American Crossing Ltd. (Bermuda)**                                               02-40198(REG)
South American Crossing Holdings Ltd. (Bermuda) **                                   02-40199(REG)
ALC Communications Corporation (DE)                                                  02-40200(REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)                                       02-40201(REG)
Budget Call Long Distance, Inc. (DE)                                                 02-40202(REG)
Business Telemanagement, Inc. (CA)                                                   02-40203(REG)
Equal Access Networks, LLC (DE)                                                      02-40204(REG)
GC Dev. Co., Inc. (DE)                                                               02-40205(REG)
GC Mart LLC (MI)                                                                     02-40206(REG)
GC Pacific Landing Corp (DE)                                                         02-40207(REG)
GC Pan European Crossing Holdings B.V. (Netherlands)                                 02-40208(REG)
GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)                          02-40209(REG)
GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)                         02-40210(REG)
GC St. Croix Co. (USVI)                                                              02-40211(REG)
Global Crossing Advanced Card Services, Inc. (LA)                                    02-40212(REG)
Global Crossing Bandwidth, Inc. (CA)                                                 02-40213(REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)                   02-40214(REG)
Global Crossing Cyprus Holdings Limited (Cyprus)                                     02-40215(REG)
Global Crossing Development Co. (DE)                                                 02-40216(REG)
Global Crossing Employee Services, Inc. (DE)                                         02-40217(REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)                                     02-40218(REG)
Global Crossing Government Markets USA, Inc. (DE)                                    02-40219(REG)
Global Crossing Holdings U.K. Limited (U.K.)                                         02-40220(REG)
Global Crossing Holdings USA LLC (DE)                                                02-40221(REG)
Global Crossing Internet Dial-Up, Inc. (DE)                                          02-40222(REG)
Global Crossing Latin America & Caribbean Co. (DE)                                   02-40223(REG)
Global Crossing Local Services, Inc. (MI)                                            02-40224(REG)
Global Crossing Management Services, Inc. (DE)                                       02-40225(REG)
Global Crossing North American Holdings, Inc. (DE)                                   02-40226(REG)
Global Crossing North American Networks, Inc. (DE)                                   02-40227(REG)
Global Crossing Telecommunications, Inc. (MI)                                        02-40228(REG)
Global Crossing Telemanagement VA, LLC (VA)                                          02-40229(REG)
Global Crossing Telemanagement, Inc. (WI)                                            02-40230(REG)
Global Crossing USA Inc. (DE)                                                        02-40231(REG)
Global Crossing Ventures, Inc. (DE)                                                  02-40232(REG)
GT Landing Corp. (DE)                                                                02-40233(REG)

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

GT Landing II Corp. (DE)                                                             02-40234(REG)
IXnet, Inc. (DE)                                                                     02-40235(REG)
MAC Landing Corp. (DE)                                                               02-40236(REG)
Metaclorin Investco II, Inc. (DE)                                                    02-40237(REG)
PAC Landing Corp. (DE)                                                               02-40238(REG)
Pan American Crossing U.K. Ltd. (U.K.)                                               02-40239(REG)
Subsidiary Telco, LLC (DE)                                                           02-40240(REG)
US Crossing, Inc. (DE)                                                               02-40241(REG)

**  In provisional liquidation in the Supreme Court of Bermuda

     In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended September 30, 2002. Third party contractual interest expense on a combined Debtor basis for the same period was $47.

     Combined intercompany accounts payable and accounts receivable of the Debtors' as of September 30, 2002 was $15,246 and $15,277, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

     The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. As a result and based upon the Company's ongoing evaluation of its pre-petition liabilities 'liabilities subject to compromise' is subject to change.

5.  RESTRUCTURING CHARGE

     As the result of ongoing efforts to consolidate real estate facilities and reduce its workforce, the Company has recently updated its evaluation of the restructuring charge initially recorded in the quarter ended September 30, 2001. In summary, during the quarters ended March 31, June 30, and September 30, 2002, the Company identified 78, 29, and 18 real estate facilities, respectively, to vacate and/or close within a twelve month period. Furthermore, the Company reduced its workforce by 1,887,665, and 226 employees during the quarters ended March 31, June 30, and September 30, 2002, respectively. In addition, since the Commencement Date, the Company has rejected a significant number of property lease obligations within its rights under the provisions of the Bankruptcy Code. The rejected leases related to real estate facilities specifically identified in the Company's restructuring charge recorded during 2001. As a result of these rejections, the Company's future liability for these real estate facilities has been significantly reduced below the level anticipated in 2001. The Company has recorded appropriate minimum lease rejection liabilities in accordance with the provisions of the Bankruptcy Code.

     The Company recorded a net restructuring charge of $38 during the month ended September 30, 2002, which reflects the required charge for current period activities net of a reduced overall reserve requirement in the subject to compromise portion of the liability. The Company is continuing to evaluate the need to close additional facilities.

6.  DISCONTINUED OPERATIONS

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     On October 4, 2001 the Company's Board of Directors approved a plan to divest its non-core operations of Global Marine Systems ("GMS"), a wholly owned subsidiary of the Company. As discussed in Note 1, Background and Organization - Plan of Reorganization - the definitive agreement signed by the Company and Hutchison and ST Telemedia contemplates that the Company will retain its non-core businesses, including GMS. This agreement will become effective upon confirmation by the Bankruptcy Court of the Company's plan of reorganization and is also based upon the Company's ability to meet certain terms and conditions specified in the agreement. As a result, until this agreement is consummated the Company will continue to reflect GMS as discontinued operations. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

     Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:

      Balance Sheet Data at September 30, 2002:

      Assets ....................................................................   $        727

      Liabilities ...............................................................           (311)
                                                                                    ------------
      Net assets of discontinued operations .....................................   $        416
                                                                                    ============

      Income Statement Data for the Month ended September 30, 2002:

        Revenue .................................................................   $         23
        Expenses ................................................................             22
                                                                                    ------------
        Operating income ........................................................              1
        Interest expense ........................................................             (1)
        Equity in loss of affiliates ............................................             --
        Other income, net .......................................................              3
        Provision for income taxes ..............................................             --
                                                                                    ------------
        Income from discontinued operations .....................................   $          3
                                                                                    ============

     In addition, based on evaluation of the preliminary discussions regarding the sale of Global Marine, the Company recorded a $545 non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in Global Marine. This non-recurring charge had no impact on the Company's liquidity position and eliminates future amortization of goodwill associated with Global Marine. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $416 carrying amount for which a precise amount will be determined when upon the emergence from bankruptcy the Company adopts Fresh Start Accounting as provided in SOP 90-7- see Note 1:
Background and Organization - Plan of Reorganization.

7.  INSURANCE

     Premiums to date for all insurance policies, including worker's compensation and disability insurance, have been paid and are in full force and effect.

8.  ASIA GLOBAL CROSSING

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     AGC is a majority owned subsidiary of the Company. As a result, the operating results and financial position of AGC are fully consolidated into the financial results of the Company. AGC's operating results and financial position included in the accompanying unaudited consolidated financial statements are based upon preliminary results posted by AGC's management to the Company's electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

     On July 19, 2002 (the "filing date"), AGC announced that its majority owned subsidiary, PCL and certain subsidiaries of PCL filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091). In its chapter 11 cases, PCL will be required to follow essentially the same guidelines and requirements as the Debtors. However, PCL's chapter 11 cases are separate and distinct and will not be jointly administered with the Company's chapter 11 cases. Accordingly, for purposes of the Company's monthly operating report, PCL will continue to be included as a subsidiary of AGC and will not be reported as a "Debtor".

     On April 30, 2002, AGC agreed to sell its interest in three joint ventures for $120 in cash to its partner Hutchison Whampoa Ltd.. This sale closed on May 8, 2002. The sale included its 50 percent interest in each of Hutchison Global Crossing, the Hong Kong fixed-line telecommunications company, and Hutchison GlobalCenter, an internet data center company, as well as its 42.5 percent interest in ESD Services, an e-commerce operator. The carrying value of the assets not recovered in the sale, of approximately $450, will be included in the Company's long-lived asset impairment provision to be recorded as of December 31, 2001 - See Note 1: Background and Organization - Bankruptcy Filing.

     AGC has previously disclosed that it is in the process of restructuring its operations and soliciting bids from various investors. Any transaction that is consummated as a result of the process may dilute the Company's investment in AGC.

                                                                      SCHEDULE 1

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                          CONSOLIDATING BALANCE SHEET*
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                                         NON-DEBTORS
                                                                                       (EXCLUDING ASIA     ASIA GLOBAL
                                                                                            GLOBAL           CROSSING
                                                                         DEBTORS           CROSSING)      (A NON-DEBTOR)
                                                                      --------------   ---------------    --------------
ASSETS:
Cash and cash equivalents .........................................   $          276   $            29    $          252
Restricted cash and cash equivalents ..............................              325                 1                13
Accounts receivable, net ..........................................              469               115                25
Other assets and prepaid costs ....................................              129                57                64
                                                                      --------------   ---------------    --------------
   Total current assets ...........................................            1,199               202               354
Property and equipment, net .......................................            6,985             1,878             2,599
Investments in and advances to/from affiliates, net ...............            4,946              (254)              621
Other assets ......................................................              171                13                50
Net assets of discontinued operations .............................               --               416                --
                                                                      --------------   ---------------    --------------
   Total assets ...................................................   $       13,301   $         2,255    $        3,624
                                                                      ==============   ===============    ==============

LIABILITIES:
Liabilities not subject to compromise
   Accounts payable ...............................................   $          108   $           112    $            9
   Accrued construction costs .....................................               29               129                59
   Accrued cost of access .........................................              123                20                22
   Accrued interest and dividends .................................               --                --                36
   Current portion of deferred revenue ............................              240                52                94
   Current portion of long-term debt ..............................               --                --                75
   Current portion of obligations under capital leases ............               --                14                 2
   Other current liabilities ......................................              340               119                85
                                                                      --------------   ---------------    --------------
   Total current liabilities ......................................              840               446               382
   Long-term debt .................................................               --                --             1,206
   Obligations under capital leases ...............................               --                69                 9
   Deferred revenue ...............................................            1,899               482               708
   Other deferred liabilities .....................................              182               (48)              211
                                                                      --------------   ---------------    --------------
   Total liabilities not subject to compromise ....................            2,921               949             2,516
                                                                      --------------   ---------------    --------------
Liabilities subject to compromise
   Accounts payable ...............................................              144                --                --
   Accrued construction costs .....................................              239                --                --
   Accrued cost of access .........................................              297                --                --
   Accrued interest and dividends .................................              194                --                --
   Other liabilities ..............................................              432                --                --
   Debt obligations ...............................................            6,634                --                --
   Obligations under capital leases ...............................               48                --                --
                                                                      --------------   ---------------    --------------
   Total liabilities subject to compromise** ......................            7,988                --                --
                                                                      --------------   ---------------    --------------
   Total liabilities ..............................................           10,909               949             2,516
                                                                      --------------   ---------------    --------------

MINORITY INTEREST .................................................               --               686                10
                                                                      --------------   ---------------    --------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK ..................................................            3,362                --                --
                                                                      --------------   ---------------    --------------
SHAREHOLDERS' EQUITY: .............................................             (970)              620             1,098
                                                                      --------------   ---------------    --------------
        Total liabilities and shareholders' equity ................   $       13,301   $         2,255    $        3,624
                                                                      ==============   ===============    ==============

                                                                       ELIMINATIONS
                                                                       & ADJUSTMENTS     CONSOLIDATED
                                                                      --------------   ---------------
ASSETS:
Cash and cash equivalents .........................................   $           --   $           557
Restricted cash and cash equivalents ..............................               --               339
Accounts receivable, net ..........................................               --               609
Other assets and prepaid costs ....................................               (2)              248
                                                                      --------------   ---------------
   Total current assets ...........................................               (2)            1,753
Property and equipment, net .......................................              620            12,082
Investments in and advances to /from affiliates, net ..............           (4,851)              462
Other assets ......................................................              (72)              162
Net assets of discontinued operations .............................               --               416
                                                                      --------------   ---------------
   Total assets ...................................................   $        4,305   $        14,875
                                                                      ==============   ===============

LIABILITIES:
Liabilities not subject to compromise
   Accounts payable ...............................................   $           --   $           229
   Accrued construction costs .....................................               --               217
   Accrued cost of access .........................................               --               165
   Accrued interest and dividends .................................               --                36
   Current portion of deferred revenue ............................               (4)              382
   Current portion of long-term debt ..............................               --                75
   Current portion of obligations under capital leases ............               16                16
   Other current liabilities ......................................               --               544
                                                                      --------------   ---------------
   Total current liabilities ......................................               (4)            1,664
   Long-term debt .................................................               --             1,206
   Obligations under capital leases ...............................               --                78
   Deferred revenue ...............................................             (360)            2,729
   Other deferred liabilities .....................................               --               345
                                                                      --------------   ---------------
   Total liabilities not subject to compromise ....................             (364)            6,022
                                                                      --------------   ---------------
Liabilities subject to compromise
   Accounts payable ...............................................               --               144
   Accrued construction costs .....................................               --               239
   Accrued cost of access .........................................               --               297
   Accrued interest and dividends .................................               --               194
   Other liabilities ..............................................               --               432
   Debt obligations ...............................................               --             6,634
   Obligations under capital leases ...............................               --                48
                                                                      --------------   ---------------
   Total liabilities subject to compromise** ......................               --             7,988
                                                                      --------------   ---------------
   Total liabilities ..............................................             (364)           14,010
                                                                      --------------   ---------------

MINORITY INTEREST .................................................             (147)              549
                                                                      --------------   ---------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK ..................................................              (93)            3,269
                                                                      --------------   ---------------
SHAREHOLDERS' EQUITY: .............................................           (3,701)           (2,953)
                                                                      --------------   ---------------
        Total liabilities and shareholders' equity ................   $       (4,305)  $        14,875
                                                                      ==============   ===============

     * The accompanying notes are an integral part of this financial statement.
     ** Total liabilities subject to compromise is the current estimate by Global Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                                                                      SCHEDULE 2

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATING STATEMENT OF OPERATIONS*
                     FOR THE MONTH ENDED SEPTEMBER 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                   NON-DEBTORS
                                                                   (EXCLUDING       ASIA GLOBAL
                                                                   ASIA GLOBAL       CROSSING        ELIMINATIONS
                                                       DEBTORS      CROSSING)      (A NON-DEBTOR)    & ADJUSTMENT     CONSOLIDATED
                                                      ---------   --------------   --------------   --------------   --------------
REVENUES ...........................................  $     196   $           64   $           15   $          (21)  $          254
 OPERATING EXPENSES:
     Cost of access and maintenance ................        155               24               17               (7)             189
     Other operating expenses ......................         60               26                7              (22)              71
     Depreciation and amortization .................         72               17               16              ---              105
                                                      ---------   --------------   --------------   --------------   --------------
                                                            287               67               40              (29)             365
                                                      ---------   --------------   --------------   --------------   --------------
 OPERATING LOSS ....................................        (91)              (3)             (25)               8             (111)
 OTHER INCOME (EXPENSE):
     Minority interest .............................         --               --               --               11               11
     Interest expense ..............................         (1)              (2)              (6)               1               (8)
     Other income (expense), net ...................         12               (5)              (4)              (1)               2
                                                      ---------   --------------   --------------   --------------   --------------
 LOSS FROM CONTINUING OPERATIONS
   BEFORE REORGANIZATION ITEMS .....................        (80)             (10)             (35)              19             (106)
 REORGANIZATION ITEMS:
     Professional fees .............................         (9)              --               (1)              --              (10)
     Restructuring costs ...........................        (38)              --
     Retention plans costs .........................         (8)              --               --               --               (8)
     Interest income, net ..........................          3               --               --               (1)               2
                                                      ---------   --------------   --------------   --------------   --------------
 LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
   FOR INCOME TAXES ................................       (132)             (10)             (36)              18             (160)
    Benefit for income taxes .......................         --               --               --               --               --
                                                      ---------   --------------   --------------   --------------   --------------
 LOSS FROM CONTINUING OPERATIONS ...................       (132)             (10)             (36)              18             (160)
     Income from discontinued operations ...........         --                3               --               --                3
                                                      ---------   --------------   --------------   --------------   --------------
 NET LOSS APPLICABLE TO COMMON SHAREHOLDERS ........  $    (132)  $           (7)  $          (36)  $           18   $         (157)
                                                      =========   ==============   ==============   ==============   ==============

    *The accompanying notes are an integral part of this financial statement.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)
                      (Excludes Asia Global Crossing Ltd.)

                                                                      SCHEDULE 3

                          CASH DISBURSEMENTS & RECEIPTS
                   FOR THE FOUR WEEKS ENDED SEPTEMBER 30, 2002
                                  (in millions)

                                                       NON-DEBTORS
                                            ---------------------------------
                                                                CONSOLIDATED      NON-DEBTORS      DEBTORS        CONSOLIDATED
                                            NON-DEBTORS [A]    GLOBAL MARINE        TOTAL           TOTAL            TOTAL
                                            ---------------    --------------    ------------    ------------    --------------
CASH COLLECTIONS                            $            74    $           42    $        116    $        192    $          308

CASH DISBURSEMENTES

  Cost of Access                                        (31)                -             (31)           (134)             (165)

  Cost of Sales - Global Marine                           -               (26)            (26)              -               (26)

  Real Estate & Facilities                               (5)                -              (5)             (5)              (10)

  Third Party Maintenance                                (4)                -              (4)             (3)               (7)

  Professional Fees- Chap. 11                             -                 -               -              (9)               (9)

  Total Capital Expenditures                             (7)               (2)             (9)             (3)              (12)

  Employee Costs [B]                                     (7)               (5)            (12)            (26)              (38)

  Excise, Sales & Trust Fund Taxes                       (1)                -              (1)             (5)               (6)

  Other                                                 (12)                -             (12)            (15)              (27)
                                            ---------------    --------------    ------------    ------------    --------------
TOTAL CASH DISBURSEMENTS [C]                            (67)              (33)           (100)           (200)             (300)
                                            ---------------    --------------    ------------    ------------    --------------
NET CASH FLOW [D]                           $             7    $            9    $         16    $         (8)   $            8
                                            ===============    ==============    ============    ============    ==============

Notes:

     [A]  Excludes Global Marine Systems.
     [B]  Employee Costs include payroll, benefits, taxes and severance.
     [C] Disbursements contained herein differ from 'Schedule 4: Total Disbursements by Debtors' due to differences in time periods covered.
     [D] For the four weeks ended September 30, 2002, the Debtor entities funded the Non-Debtor entities, excluding Global Marine, a total of $11.7 million.

                                                                      SCHEDULE 4

Total Disbursements by Debtors
For the Period From September 1, 2002 to September 30, 2002

--------------------   -------------------------------------------------------------------------------------   --------------
  CASE #                                LEGAL ENTITY NAME                                                       DISBURSEMENTS
--------------------   -------------------------------------------------------------------------------------   --------------
02-40187(REG)          Global Crossing North America, Inc. (NY)(Frontier)                                      $       31,132
02-40188(REG)          Global Crossing Ltd. (Bermuda)**                                                                     -
02-40189(REG)          Atlantic Crossing Holdings Ltd. (Bermuda)**                                                          -
02-40190(REG)          Atlantic Crossing Ltd. (Bermuda)**                                                             353,417
02-40191(REG)          Atlantic Crossing II Ltd. (Bermuda)**                                                                -
02-40192(REG)          Global Crossing Holdings Ltd. (Bermuda)**                                                            -
02-40193(REG)          Global Crossing International Ltd. (Bermuda)**                                                       -
02-40194(REG)          Global Crossing Network Center Ltd. (Bermuda)**                                                 17,927
02-40195(REG)          Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                                      -
02-40196(REG)          Mid-Atlantic Crossing Ltd. (Bermuda)**                                                          25,794
02-40197(REG)          Pan American Crossing Holdings Ltd. (Bermuda)**                                                      -
02-40198(REG)          Pan American Crossing Ltd. (Bermuda)**                                                               -
02-40199(REG)          South American Crossing Holdings Ltd. (Bermuda)**                                                    -
02-40200(REG)          ALC Communications Corporation (DE)                                                                  -
02-40201(REG)          Atlantic Crossing Holdings U.K. Limited (U.K.)                                                       -
02-40202(REG)          Budget Call Long Distance, Inc. (DE)                                                                 -
02-40203(REG)          Business Telemanagement, Inc. (CA)                                                                   -
02-40204(REG)          Equal Access Networks, LLC (DE)                                                                      -
02-40205(REG)          GC Dev. Co., Inc. (DE)                                                                               -
02-40206(REG)          GC Mart LLC (MI)                                                                                     -
02-40207(REG)          GC Pacific Landing Corp (DE)                                                                         -
02-40208(REG)          GC Pan European Crossing Holdings B.V. (Netherlands)                                           111,304
02-40209(REG)          GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)                                          -
02-40210(REG)          GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)                                         -
02-40211(REG)          GC St. Croix Co. (USVI)                                                                         47,598
02-40212(REG)          Global Crossing Advanced Card Services, Inc.                                                       810
02-40213(REG)          Global Crossing Bandwidth, Inc. (CA)                                                            14,882
02-40214(REG)          Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)                                   -
02-40215(REG)          Global Crossing Cyprus Holdings Limited (Cyprus)                                                     -
02-40216(REG)          Global Crossing Development Co. (DE)                                                        20,960,079
02-40217(REG)          Global Crossing Employee Services, Inc. (DE)                                                    49,361
02-40218(REG)          Global Crossing GlobalCenter Holdings, Inc. (DE)                                                     -
02-40219(REG)          Global Crossing Government Markets USA, Inc.(DE)                                                     -
02-40220(REG)          Global Crossing Holdings U.K. Limited (U.K.)                                                         -
02-40221(REG)          Global Crossing Holdings USA LLC (DE)                                                                -
02-40222(REG)          Global Crossing Internet Dial-Up, Inc. (DE)                                                          -
02-40223(REG)          Global Crossing Latin America & Caribbean Co. (DE)                                              27,554
02-40224(REG)          Global Crossing Local Services, Inc. (MI)                                                      132,993
02-40225(REG)          Global Crossing Management Services, Inc. (DE)                                                       -
02-40226(REG)          Global Crossing North American Holdings, Inc. (DE)                                                   -
02-40227(REG)          Global Crossing North American Networks, Inc. (DE)                                                 155
02-40228(REG)          Global Crossing Telecommunications, Inc. (MI)                                              182,864,553
02-40229(REG)          Global Crossing Telemanagement VA, LLC (VA)                                                     11,976
02-40230(REG)          Global Crossing Telemanagement, Inc. (WI)                                                      432,886
02-40231(REG)          Global Crossing USA Inc. (DE)                                                                        -
02-40232(REG)          Global Crossing Ventures, Inc. (DE)                                                                  -
02-40233(REG)          GT Landing Corp. (DE)                                                                                -
02-40234(REG)          GT Landing II Corp. (DE)                                                                             -
02-40235(REG)          IXNet, Inc. (DE)                                                                                     -
02-40236(REG)          MAC Landing Corp. (DE)                                                                               -
02-40237(REG)          Metaclorin Investco II Inc. (DE)                                                                     -
02-40238(REG)          PAC Landing Corp. (DE)                                                                               -
02-40239(REG)          Pan American Crossing U.K. Ltd. (U.K.)                                                               -
02-40240(REG)          Subsidiary Telco, LLC (DE)                                                                           -
02-40241(REG)          US Crossing, Inc. (DE)                                                                               -
02-11982(REG)          GT U.K. Ltd. (U.K.)                                                                             63,660
02-13765(REG)          SAC Peru S.R.L. (Peru)                                                                         180,162
02-14268(REG)          GC Pan European Crossing UK Limited (UK)                                                        87,771
02-14269(REG)          Global Crossing Network Center (UK) Ltd.                                                       163,760
02-14270(REG)          South American Crossing Ltd. (Bermuda)**                                                        64,326
02-14271(REG)          GC Hungary Holdings Vagyonkezelo Korlatolt Felelossegu Tarsasag (Hungary)                            -
02-14272(REG)          GC Pan European Crossing Nederland B.V. (Netherlands)                                        1,314,544
02-14273(REG)          GC UK Holdings Limited (UK)                                                                          -
02-14274(REG)          Global Crossing Conferencing Limited (UK)                                                            -
02-14275(REG)          Global Crossing Intellectual Property, Ltd.                                                          -
02-14276(REG)          Global Crossing Intermediate UK Holdings Limited (UK)                                                -
02-14277(REG)          Global Crossing Ireland Limited (UK)                                                           258,573
02-14278(REG)          Global Crossing Services Europe Limited (UK)                                                         -
02-14279(REG)          Global Crossing Services Ireland Limited (UK)                                                        -
02-14280(REG)          Global Crossing Venezuela B.V. (Venezuela)                                                     163,597
02-14281(REG)          IXNet UK Limited (UK)                                                                                -
02-14282(REG)          Mid-Atlantic Crossing Holdings UK Ltd. (UK)                                                          -
02-14283(REG)          PAC Panama Ltd. (Panama)                                                                       118,029
02-14284(REG)          GT Netherlands B.V. (Netherlands)                                                                7,193
02-14285(REG)          Global Crossing IXNet EMEA Holdings Limited (UK)                                                     -
02-14286(REG)          Global Crossing Portfolio Holdings Ltd. (Bermuda)**                                                  -
02-14287(REG)          GC SAC Argentina S.R.L. (Argentina)                                                          1,099,599
02-14288(REG)          SAC Brasil Ltda. (Brazil)                                                                      238,675
02-14289(REG)          SAC Colombia Ltda. (Colombia)                                                                    8,015
02-14290(REG)          Global Crossing Europe Limited (UK)                                                            253,214
                                                                                                               --------------
                                                                                                       Total   $  209,103,539
                                                                                                               --------------

[A] Disbursements contained herein differ from 'Schedule 3: Cash Disbursements & Receipts' due to differences in time periods covered.

** In provisional liquidation in the Supreme Court of Bermuda